Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any and all amendments thereto, with regard to the beneficial ownership of Common Stock, $0.001 par value, of Red Robin Gourmet Burgers, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to any such joint filing. In evidence thereof the undersigned hereby execute this Agreement as of the 3rd day of February, 2003.

RR INVESTORS, LLC

By:	/s/ Edward T. Harvey
Name:	Edward T. Harvey
Title:	President

QUAD-C PARTNERS V, L.P.

By:	QUAD-C ADVISORS V, L.L.C., its general partner

	By:	/s/ Edward T. Harvey
	Name:	Edward T. Harvey
	Title:	Vice President

QUAD-C ADVISORS V, L.L.C.

By:	/s/ Edward T. Harvey
Name:	Edward T. Harvey
Title:	Vice President

/s/ Terrence D. Daniels
Terrence D. Daniels

/s/ Edward T. Harvey
Edward T. Harvey